UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 22, 2025

IDAHO COPPER CORPORATION

(Exact name of Registrant as specified in its Charter)

Nevada	333-108715	98-0221494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 W. Main Street, Suite 1460, Boise, Idaho 83702

(Address of Principal Executive Offices)

208-274-9220

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, Idaho Copper Corporation (the “Company”) is party to a Mining Claims Agreement (“MCA”) with CuMo Molybdenum Mining Inc. (“CMMI”), Western Geoscience Inc., and Thomas Evans (collectively, the “Seller”) and Multi-Metal Development Company, (“MMD”, collectively, with the Company, the “Buyer”) for the purchase of 152 unpatented mining claims owned collectively by the Sellers, in exchange for consideration consisting of $500,000 in cash, 2.5 million shares of American CuMo Mining Corporation and a seven (7) year convertible debenture valued at $1 million with an interest rate of eight and one half (8.5%) percent annually.

Pursuant to the MCA, the Buyers would also be conveyed a residual net smelter return (NSR) originally held by CMMI under an option agreement dated October 13, 2004 (the “Option Agreement”), and the Sellers would expressly renounce any further claims to, or any other rights arising under, the Option Agreement, or to the property interests conveyed thereunder.

During the pendency of the MCA, Buyer, with the express permission of Seller, released and dropped some of the unpatented claims described in the MCA which were agreed by the parties as unnecessary for exploration or other operations. In addition, in 2023, Seller conveyed to Buyer by quitclaim deed a number of additional unpatented claims covered by the MCA, which had been titled in Seller’s names but were held in trust for the Buyer. Consequently, at this time, a total of only 54 unpatented claims described in the MCA are held by the Seller.

On August 19, 2025, the Seller and Buyer entered into the First Amendment to the MCA (the “Amendment”). Pursuant to the Amendment the Seller agreed to transfer as part of the Property (as defined in the MCA) to be conveyed, the NSR and the claims subject to the Option Agreement, specifically CuMo #1 through CuMo #8 described in the Option Agreement.

Additionally, the Buyer has the right, but not the obligation, to purchase the Property. Upon purchase of the Property, the Buyer shall deliver to the Seller $500,000 and $1,500,000 worth of shares of Common Stock of the Company, which number of shares shall be calculated by dividing $1,500,000 by the market closing price of the Company’s Common Stock on the closing date. Upon consummation of the purchase of the Property, the Seller will renounce any other claims or rights granted to it under the Option Agreement and the Option Agreement will be deemed terminated.

Furthermore, pursuant to the Amendment, MMD agreed to assign and transfer all of its rights and obligations under the MCA to the Company.

All other terms and provisions of the MCA, except as amended by the Amendment, continue to be binding, unchanged and remain in full force and effect.

The MCA includes a force majeure clause that suspends the performance of the Buyers’ obligations in the event of, among other things, government actions that prevent the issuance or receipt of required exploration or operational permits. The Sellers and Buyers have operated under the effects of such force majeure since the inception of the MCA to the date hereof, and the conditions necessary to lift the force majeure suspension have not yet been satisfied and there is no timeline for when performance of the MCA, as amended by the Amendment, will continue.

The foregoing description of the Amendment does not purport to be complete and is qualitied in its entirety by reference to the full text of the agreement, attached hereto as Exhibit 10.1 and incorporate by reference herein.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to the Mining Claims Agreement by and between CuMo Molybdenum Mining Inc., Western Geoscience Inc., Thomas Evans, Idaho Copper Corporation and Multi-Metals Development Corp. dated August 19, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 22, 2025

IDAHO COPPER CORPORATION

By:	/s/ Robert Scannell
Name:	Robert Scannell
Title:	Chief Financial Officer